Exhibit 99.1

July 22, 2014	Media Contact:	Dan Turner
WILMINGTON, Del.		302-774-4005
daniel.a.turner@dupont.com
	Investor Contact:	302-774-4994

DuPont Reports Q2 Operating Earnings Per Share of $1.17;
Reaffirms Updated Full-Year Outlook

Second Quarter Highlights

•
Operating earnings per share of $1.17 were down moderately from $1.28 per share last year, in-line with the company’s expectations communicated in its June 26th announcement. GAAP[1] earnings per share were $1.15 versus $1.10 last year.

•
Revenue was $9.7 billion versus $9.8 billion in the same period last year. Volume growth in Crop Protection, Nutrition & Health and most industrial businesses was offset by the impact of portfolio changes, a planned maintenance shutdown and lower corn seed volumes.

•	Strong operating earnings growth in the quarter was delivered by Industrial Biosciences (+37 percent), Nutrition & Health (+72 percent) and Safety & Protection (+22 percent).

•	The strategic redesign initiative announced on June 26th to reset the company’s operating model is under way across all businesses and support functions.

•	The Performance Chemicals separation remains on track for mid-2015.

•	The company also announced today a 4 percent increase in its 3Q 2014 dividend, its third increase in the past 27 months.

WILMINGTON, Del., July 22, 2014 - DuPont (NYSE: DD), a science company that brings world-class, innovative products, materials and services to the global marketplace, today announced second quarter 2014 operating earnings of $1.17 per share compared to $1.28 per share in the prior year. GAAP1 earnings per share were $1.15 versus $1.10 last year. Consolidated sales were $9.7 billion, 1 percent below last year, reflecting portfolio changes, as price, volume and currency were in line with the prior year period.
“While lower Agriculture earnings impacted our results this quarter, we continue to see strong science-driven growth in this segment over the long term. We are steadily advancing DuPont’s strategy to build and strengthen world-leading positions in agriculture and nutrition, bio-based industrials and advanced materials,” said DuPont Chair and CEO Ellen Kullman. “As we move ahead with our Performance Chemicals separation, we also have launched the initial stage of a broad initiative to reset our operating model. This work is already gaining traction and will continue to expand, positioning DuPont to drive greater growth and value with a simplified, streamlined support structure and a smaller cost base - consistent with the purpose, strategy and needs of the DuPont company, post-separation.”

1Generally Accepted Accounting Principles (GAAP)
E.I. du Pont de Nemours and Company

Global Consolidated Net Sales - 2nd Quarter
Second quarter 2014 net sales of $9.7 billion were 1 percent below last year due to portfolio changes. Volume and USD prices were flat. The table below shows second quarter regional sales and variances versus second quarter 2013.

	Three Months Ended
	June 30, 2014		Percentage Change Due to:
(Dollars in millions)	$	% Change	Local Price	Currency Effect	Volume	Portfolio/ Other
U.S. & Canada	$4,603	(3)	—	(1)	—	(2)
EMEA*	2,119	2	(1)	4	(1)	—
Asia Pacific	2,089	—	(2)	(2)	5	(1)
Latin America	895	(4)	1	(2)	(2)	(1)

Total Consolidated Sales	$9,706	(1)	—	—	—	(1)

* Europe, Middle East & Africa
Segment Sales - 2nd Quarter
The table below shows second quarter 2014 segment sales with related variances versus second quarter 2013.

	Three Months Ended		Percentage Change
SEGMENT SALES	June 30, 2014		Due to:
(Dollars in millions)	$	% Change	USD Price	Volume	Portfolio/Other
Agriculture	$3,615	—	1	(1)	—
Electronics & Communications	617	(6)	(10)	4	—
Industrial Biosciences	317	4	2	2	—
Nutrition & Health	926	7	1	6	—
Performance Chemicals	1,696	(8)	(4)	—	(4)
Performance Materials	1,582	(2)	1	(1)	(2)
Safety & Protection	1,029	1	—	1	—
Other	1
Total segment sales	9,783
Elimination of transfers	(77)
Consolidated net sales	$9,706

Operating Earnings - 2nd Quarter

			Change vs. 2013
(Dollars in millions)	2Q14	2Q13	$	%
Agriculture	$836	$941	$(105)	-11%
Electronics & Communications	89	95	(6)	-6%
Industrial Biosciences	59	43	16	37%
Nutrition & Health	105	61	44	72%
Performance Chemicals (1)	251	268	(17)	-6%
Performance Materials (1)	303	332	(29)	-9%
Safety & Protection	209	172	37	22%
Other	(82)	(55)	(27)	-49%
Total segment operating earnings (2)	1,770	1,857	(87)	-5%

Exchange gains & losses (3)	$(51)	$35	$(86)	nm
Corporate expenses	(186)	(195)	9	5%
Interest expense	(94)	(115)	21	18%
Operating earnings before income taxes	1,439	1,582	(143)	-9%

Provision for income taxes on operating earnings	(350)	(389)	39	nm
Net income attributable to noncontrolling interests	(4)	(4)	—	—
Operating earnings	$1,085	$1,189	$(104)	-9%

Operating earnings per share	$1.17	$1.28	$(0.11)	-9%

(1) Prior period reflects the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.
(2) See Schedules B and C for listing of significant items and their impact by segment.
(3) See Schedule D for additional information on exchange gains and losses.

The following is a summary of business results for each of the company’s reportable segments in the second quarter which compares the current period with the prior year. References to selling price are on a U.S. dollar basis, including the impact of currency.

Agriculture - Operating earnings of $836 million declined $105 million, or 11 percent, on lower corn seed volumes, lower North America herbicide volumes and higher seed inventory write-downs. This was partially offset by higher seed prices, higher insecticide volumes, higher soybean volumes and lower seed input costs.

Electronics & Communications - Operating earnings of $89 million declined $6 million, or 6 percent. Sales volumes grew in consumer electronics and operating earnings benefited from productivity improvements. However, the prior year included $20 million of OLED licensing income.

Industrial Biosciences - Operating earnings of $59 million increased $16 million, or 37 percent, from continued strong enzyme demand for animal nutrition, food and ethanol production. This was partially offset by lower sales for Sorona® polymer for carpeting.

Nutrition & Health - Operating earnings of $105 million increased $44 million, or 72 percent, from broad based volume growth and improved mix, lower raw material costs, productivity gains and the absence of one-time costs in the prior year.

Performance Chemicals - Operating earnings of $251 million were down $17 million, or 6 percent, due primarily to lower prices for refrigerants and fluoropolymers, partially offset by productivity improvements.

Performance Materials - Operating earnings of $303 million decreased $29 million, or 9 percent. Gains from strong Performance Polymers volumes into global automotive markets were offset by a scheduled maintenance shutdown at the company’s Orange, Texas ethylene unit. Absent that shutdown, segment operating earnings would have increased.

Safety & Protection - Operating earnings of $209 million increased $37 million, or 22 percent, primarily due to higher volumes in Protection Technologies, lower product costs and productivity improvements.

Outlook
The company reaffirms its recently updated outlook for full-year 2014 operating earnings of $4.00-$4.10 per share, an increase of 3 to 6 percent from $3.88 per share earned in 2013, based on expected growth in global industrial market demand. The company anticipates a strong second half in 2014 with operating earnings per share of $1.25 - $1.35, about 40 percent of which is expected in the third quarter.

DuPont will hold a conference call and webcast on Tuesday, July 22, 2014, at 9:00 AM EDT to discuss this news release. The webcast can be accessed by visiting the company’s investor website (Events & Presentations) at www.investors.dupont.com. A replay of the conference call webcast will be available for 30 days by calling 1-630-652-3042, Passcode 37666079#. For additional information see the investor center at http://www.dupont.com.

Use of Non-GAAP Measures
Management believes that certain non-GAAP measurements are meaningful to investors because they provide insight with respect to ongoing operating results of the company. Such measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. Reconciliations of non-GAAP measures to GAAP are provided in schedules A, C and D.

About DuPont
DuPont (NYSE: DD) has been bringing world-class science and engineering to the global marketplace in the form of innovative products, materials, and services since 1802. The company believes that by collaborating with customers, governments, NGOs, and thought leaders we can help find solutions to such global challenges as providing enough healthy food for people everywhere, decreasing dependence on fossil fuels, and protecting life and the environment. For additional information about DuPont and its commitment to inclusive innovation, please visit http://www.dupont.com.

Forward-Looking Statements: This news release contains forward-looking statements which may be identified by their use of words like “plans,” “expects,” “will,” “believes,” “intends,” “estimates,” “anticipates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company’s growth strategy, product development, regulatory approval, market position, anticipated benefits of acquisitions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

# # #
07/22/14

E.I. du Pont de Nemours and Company
Consolidated Income Statements
(Dollars in millions, except per share amounts)

SCHEDULE A
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$9,706	$9,844	$19,834	$20,252
Other income, net (a)	408	159	425	251
Total	10,114	10,003	20,259	20,503

Cost of goods sold	5,999	6,056	11,999	12,249
Other operating charges (a)	825	942	1,622	1,854
Selling, general and administrative expenses	948	983	1,873	1,966
Research and development expense	545	542	1,063	1,063
Interest expense	94	115	197	232
Employee separation and asset related charges (a)	263	—	263	—
Total	8,674	8,638	17,017	17,364

Income from continuing operations before income taxes	1,440	1,365	3,242	3,139
Provision for income taxes on continuing operations (a)	366	335	723	722
Income from continuing operations after income taxes	1,074	1,030	2,519	2,417
Income from discontinued operations after taxes	—	4	—	1,972

Net income	1,074	1,034	2,519	4,389

Less: Net income attributable to noncontrolling interests	4	4	10	11

Net income attributable to DuPont	$1,070	$1,030	$2,509	$4,378

Basic earnings per share of common stock (b):
Basic earnings per share of common stock from continuing operations	$1.16	$1.11	$2.72	$2.59
Basic earnings per share of common stock from discontinued operations	—	—	—	2.13
Basic earnings per share of common stock	$1.16	$1.11	$2.72	$4.73

Diluted earnings per share of common stock (b):
Diluted earnings per share of common stock from continuing operations	$1.15	$1.10	$2.70	$2.58
Diluted earnings per share of common stock from discontinued operations	—	—	—	2.12
Diluted earnings per share of common stock	$1.15	$1.11	$2.70	$4.69

Dividends per share of common stock	$0.45	$0.45	$0.90	$0.88
Average number of shares outstanding used in earnings per share (EPS) calculation:
Basic	918,684,000	922,684,000	921,058,000	925,500,000
Diluted	925,587,000	929,480,000	928,145,000	932,311,000

(a) See Schedule B for detail of significant items.
(b) The sum of the individual earnings per share amounts may not equal the total due to rounding.

Reconciliation of Non-GAAP Measures
Summary of Earnings Comparison
	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	% Change	2014	2013	% Change
Income from continuing operations after income taxes (GAAP)	$1,074	$1,030	4%	$2,519	$2,417	4%
Less: Significant items benefit (charge) included in income from continuing operations after income taxes (per Schedule B)	8	(78)		(4)	(58)
Non-operating pension/OPEB costs included in income from continuing operations after income taxes	(23)	(85)		(44)	(184)
Net income attributable to noncontrolling interest	4	4		10	11
Operating earnings	$1,085	$1,189	(9)%	$2,557	$2,648	(3)%

EPS from continuing operations (GAAP)	$1.15	$1.10	5%	$2.70	$2.58	5%
Significant items (charge) benefit included in EPS (per Schedule B)	0.01	(0.08)		—	(0.06)
Non-operating pension/OPEB costs included in EPS	(0.03)	(0.10)		(0.05)	(0.20)
Operating EPS	$1.17	$1.28	(9)%	$2.75	$2.84	(3)%

E.I. du Pont de Nemours and Company
Condensed Consolidated Balance Sheets
(Dollars in millions, except per share amounts)

SCHEDULE A (continued)
	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$4,174	$8,941
Marketable securities	173	145
Accounts and notes receivable, net	8,896	6,047
Inventories	6,940	8,042
Prepaid expenses	252	206
Deferred income taxes	894	775
Assets held for sale	—	228
Total current assets	21,329	24,384
Property, plant and equipment, net of accumulated depreciation (June 30, 2014- $19,961; December 31, 2013 - $19,438)	13,035	12,993
Goodwill	4,686	4,713
Other intangible assets	4,885	5,096
Investment in affiliates	982	1,011
Deferred income taxes	2,420	2,353
Other assets	977	949
Total	$48,314	$51,499

Liabilities and Equity
Current liabilities
Accounts payable	$3,542	$5,180
Short-term borrowings and capital lease obligations	2,506	1,721
Income taxes	763	247
Other accrued liabilities	4,228	6,219
Total current liabilities	11,039	13,367
Long-term borrowings and capital lease obligations	9,292	10,741
Other liabilities	9,931	10,179
Deferred income taxes	924	926
Total liabilities	31,186	35,213

Commitments and contingent liabilities	—	—

Stockholders' equity
Preferred stock	237	237
Common stock, $0.30 par value; 1,800,000,000 shares authorized; Issued at June 30, 2014 - 1,003,546,000; December 31, 2013 - 1,014,027,000)	301	304
Additional paid-in capital	11,168	11,072
Reinvested earnings	17,572	16,784
Accumulated other comprehensive loss	(5,453)	(5,441)
Common stock held in treasury, at cost (87,584,000 shares at June 30, 2014 and 87,041,000 shares at December 31, 2013)	(6,762)	(6,727)
Total DuPont stockholders' equity	17,063	16,229
Noncontrolling interests	65	57
Total equity	17,128	16,286
Total	$48,314	$51,499

E.I. du Pont de Nemours and Company
Condensed Consolidated Statement of Cash Flows
(Dollars in millions)

SCHEDULE A (continued)
	Six Months Ended June 30,
	2014	2013
Total Company
Net income	$2,519	$4,389
Adjustments to reconcile net income to cash used for operating activities:
Depreciation	635	644
Amortization	245	193
Other operating charges and credits - net	631	185
Gain on sale of business	(398)	(2,682)
Contributions to pension plans	(168)	(176)
Change in operating assets and liabilities - net	(5,535)	(5,184)
Cash used for operating activities	(2,071)	(2,631)

Investing activities
Purchases of property, plant and equipment	(781)	(757)
Investments in affiliates	(23)	(31)
Proceeds from sale of business - net	639	4,815
Proceeds from sales of assets - net	10	88
Net increase in short-term financial instruments	(22)	(99)
Forward exchange contract settlements	(63)	58
Other investing activities - net	8	8
Cash (used for) provided by investing activities	(232)	4,082

Financing activities
Dividends paid to stockholders	(836)	(823)
Net (decrease) increase in borrowings	(631)	2,369
Repurchase of common stock	(1,061)	(1,000)
Proceeds from exercise of stock options	214	384
Other financing activities - net	(76)	74
Cash (used for) provided by financing activities	(2,390)	1,004

Effect of exchange rate changes on cash	(74)	(149)

(Decrease) increase in cash and cash equivalents	(4,767)	2,306

Cash and cash equivalents at beginning of period	8,941	4,379

Cash and cash equivalents at end of period	$4,174	$6,685

Reconciliation of Non-GAAP Measure
Calculation of Free Cash Flow - Total Company
	Six Months Ended June 30,
	2014	2013
Cash used for operating activities	$(2,071)	$(2,631)
Purchases of property, plant and equipment	(781)	(757)
Free cash flow	$(2,852)	$(3,388)

E.I. du Pont de Nemours and Company
Schedule of Significant Items from Continuing Operations
(Dollars in millions, except per share amounts)

SCHEDULE B
SIGNIFICANT ITEMS FROM CONTINUING OPERATIONS

	Pre-tax		After-tax		($ Per Share)
	2014	2013	2014	2013	2014	2013
1st Quarter
Separation transaction costs (a)	$(16)	$—	$(12)	$—	$(0.01)	$—
Customer claims charge (e)	—	(35)	—	(22)	—	(0.02)
Income tax items (f)	—	—	—	42	—	0.04
1st Quarter - Total	$(16)	$(35)	$(12)	$20	$(0.01)	$0.02

2nd Quarter
Separation transaction costs (a)	$(35)	$—	$(26)	$—	$(0.03)	$—
Gain on sale of business (b)	391	—	273	—	0.30	—
Restructuring charge (c)	(263)	—	(182)	—	(0.20)	—
Venezuela devaluation (d)	(58)	—	(57)	—	(0.06)	—
Customer claims charge (e)	—	(80)	—	(51)	—	(0.05)
Income tax items (g)	—	(11)	—	(27)	—	(0.03)
2nd Quarter - Total	$35	$(91)	$8	$(78)	$0.01	$(0.08)

Year-to-date Total	$19	$(126)	$(4)	$(58)	$—	$(0.06)

(a)
Second and first quarter 2014 included a charge of $(35) and $(16), respectively, recorded in Other operating charges associated with transaction costs related to the separation of the Performance Chemicals segment. For full-year 2014, costs associated with the separation are expected to be approximately $(170), $(0.13) per share.

(b)	Second quarter 2014 included a gain of $391 recorded in Other income, net associated with the sale of Glass Laminating Solutions/Vinyls in the Performance Materials segment.

(c)
Second quarter 2014 included a $(263) restructuring charge recorded in Employee separation/asset related charges, net, consisting of $(166) of severance and related benefit costs, $(94) of asset shut downs, and $(3) of other non-personnel charges as a result of the company's plan to to reduce residual costs associated with the separation of the Performance Chemicals segment and to improve productivity across all businesses and functions. Pre-tax charges by segment are: Agriculture - $(47), Electronics & Communications - $(68), Industrial Biosciences - $(2), Nutrition & Health - $(8), Performance Chemicals - $(19), Performance Materials - $(29), Safety & Protection - $(31), Other - $(2), and Corporate expenses - $(57).

(d)
Second quarter 2014 included a charge of $(58) recorded in Other income, net associated with remeasuring the company's Venezuelan net monetary assets from the official exchange rate to the SICAD II exchange system.

(e)
Second and first quarter 2013 included charges of $(80) and $(35), respectively, recorded in Other operating charges associated with resolving claims related to the use of the Imprelis® herbicide. The company has an applicable insurance program with a deductible equal to the first $100 of costs and expenses. The insurance program limits are $725 for costs and expenses in excess of the $100. The company has submitted and will continue to submit requests for payment to its insurance carriers for costs associated with this matter. To date, the company has recognized and received $73 of insurance recoveries from its insurance carriers and continues to seek recovery although the timing and outcome remain uncertain. The company had accruals of $364 related to these claims at June 30, 2014. These charges relate to the Agriculture segment.

(f)
First quarter 2013 included a net tax benefit of $42 consisting of a $68 benefit for the 2013 extension of certain U.S business tax provisions offset by a ($26) charge related to the global distribution of Performance Coatings cash proceeds.

(g)
Second quarter 2013 includes a charge of $(11) in Other income, net related to interest on a prior year tax position. Second quarter 2013 also includes a charge of $(49) associated with a change in accrual for a prior year tax position offset by a $33 benefit for an enacted tax law change.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C
	Three Months Ended June 30,		Six Months Ended June 30,
SEGMENT SALES (1)	2014	2013	2014	2013
Agriculture	$3,615	$3,631	$8,009	$8,300
Electronics & Communications	617	653	1,197	1,269
Industrial Biosciences	317	304	618	593
Nutrition & Health	926	865	1,787	1,733
Performance Chemicals (2)	1,696	1,837	3,287	3,480
Performance Materials (2)	1,582	1,615	3,116	3,116
Safety & Protection	1,029	1,017	1,976	1,924
Other	1	3	2	4
Total Segment sales	9,783	9,925	19,992	20,419

Elimination of transfers	(77)	(81)	(158)	(167)
Consolidated net sales	$9,706	$9,844	$19,834	$20,252

(1) Sales for the reporting segments include transfers.
(2) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.

E.I. du Pont de Nemours and Company
Consolidated Segment Information
(Dollars in millions)

SCHEDULE C (continued)
	Three Months Ended June 30,		Six Months Ended June 30,
INCOME FROM CONTINUING OPERATIONS (GAAP)	2014	2013	2014	2013
Agriculture	$789	$861	$2,231	$2,342
Electronics & Communications	21	95	96	144
Industrial Biosciences	57	43	113	84
Nutrition & Health	97	61	190	137
Performance Chemicals (3)	232	268	438	524
Performance Materials (3)	665	332	958	619
Safety & Protection	178	172	353	310
Other	(84)	(55)	(176)	(142)
Total Segment PTOI	1,955	1,777	4,203	4,018

Corporate expenses	(278)	(206)	(495)	(420)
Interest expense	(94)	(115)	(197)	(232)
Non-operating pension/OPEB costs	(34)	(126)	(64)	(273)
Net exchange (losses) gains (1)	(109)	35	(205)	46
Income before income taxes from continuing operations	$1,440	$1,365	$3,242	$3,139

	Three Months Ended June 30,		Six Months Ended June 30,
SIGNIFICANT ITEMS BY SEGMENT (PRE-TAX) (2)	2014	2013	2014	2013
Agriculture	$(47)	$(80)	$(47)	$(115)
Electronics & Communications	(68)	—	(68)	—
Industrial Biosciences	(2)	—	(2)	—
Nutrition & Health	(8)	—	(8)	—
Performance Chemicals (3)	(19)	—	(19)	—
Performance Materials (3)	362	—	362	—
Safety & Protection	(31)	—	(31)	—
Other	(2)	—	(2)	—
Total significant items by segment	185	(80)	185	(115)
Corporate expenses	(92)	(11)	(108)	(11)
Net exchange (losses) gains (1)	(58)	—	(58)	—
Total significant items before income taxes	$35	$(91)	$19	$(126)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING EARNINGS	2014	2013	2014	2013
Agriculture	$836	$941	$2,278	$2,457
Electronics & Communications	89	95	164	144
Industrial Biosciences	59	43	115	84
Nutrition & Health	105	61	198	137
Performance Chemicals (3)	251	268	457	524
Performance Materials (3)	303	332	596	619
Safety & Protection	209	172	384	310
Other	(82)	(55)	(174)	(142)
Total segment operating earnings	1,770	1,857	4,018	4,133
Corporate expenses	(186)	(195)	(387)	(409)
Interest expense	(94)	(115)	(197)	(232)
Operating earnings before income taxes and exchange gains (losses)	1,490	1,547	3,434	3,492
Net exchange (losses) gains (1)	(51)	35	(147)	46
Operating earnings before income taxes	$1,439	$1,582	$3,287	$3,538

(1) See Schedule D for additional information on exchange gains and losses.
(2) See Schedule B for detail of significant items.
(3) Prior periods reflect the reclassifications of the Viton® product line from Performance Materials to Performance Chemicals.

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D
Reconciliations of Adjusted EBIT / EBITDA to Consolidated Income Statements

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$1,440	$1,365	$3,242	$3,139
Add: Significant items before income taxes	(35)	91	(19)	126
Add: Non-operating pension/OPEB costs	34	126	64	273
Operating earnings before income taxes	$1,439	$1,582	$3,287	$3,538
Less: Net income attributable to noncontrolling interests	4	4	10	11
Add: Interest expense	94	115	197	232
Adjusted EBIT from operating earnings	1,529	1,693	3,474	3,759
Add: Depreciation and amortization	443	404	880	837
Adjusted EBITDA from operating earnings	$1,972	$2,097	$4,354	$4,596

Reconciliation of Operating Earnings Per Share (EPS) Outlook
The reconciliation below represents the company's outlook on an operating earnings basis, defined as earnings from continuing operations excluding significant items and non-operating pension/OPEB costs.

	Second Half		Year Ended December 31,
	2014 Outlook		2014 Outlook	2013 Actual
Operating EPS	$1.25 - $1.35		$4.00 - $4.10	$3.88

Significant items
Separation transaction costs	(0.09)		(0.13)
Gain on sale of business			0.30
Restructuring charge			(0.20)
Venezuela devaluation			(0.06)
Tax items				0.02
Customer claims charges				(0.24)
Restructuring charge/adjustments				—
Litigation settlement				(0.05)
Asset impairment charge				(0.18)

Non-operating pension/OPEB costs - estimate	(0.05)		(0.10)	(0.39)

EPS from continuing operations (GAAP)	$1.11 - $1.21		$3.81 - $3.91	$3.04

E.I. du Pont de Nemours and Company
Reconciliation of Non-GAAP Measures
(Dollars in millions, except per share amounts)

SCHEDULE D (continued)

Exchange Gains/Losses on Operating Earnings
The company routinely uses forward exchange contracts to offset its net exposures, by currency, related to the foreign currency denominated monetary assets and liabilities of its operations. The objective of this program is to maintain an approximately balanced position in foreign currencies in order to minimize, on an after-tax basis, the effects of exchange rate changes. The net pre-tax exchange gains and losses are recorded in Other income, net and the related tax impact is recorded in Provision for (benefit from) income taxes on the Consolidated Income Statements.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Subsidiary/Affiliate Monetary Position Gain (Loss)
Pre-tax exchange gains (losses) (includes equity affiliates)	$19	$(55)	$(31)	$(150)
Local tax benefits (expenses)	(28)	16	(16)	19
Net after-tax impact from subsidiary exchange gains (losses)	$(9)	$(39)	$(47)	$(131)

Hedging Program Gain (Loss)
Pre-tax exchange gains (losses)	$(70)	$90	$(116)	$196
Tax benefits (expenses)	25	(32)	41	(69)
Net after-tax impact from hedging program exchange gains (losses)	$(45)	$58	$(75)	$127

Total Exchange Gain (Loss)
Pre-tax exchange gains (losses)	$(51)	$35	$(147)	$46
Tax benefits (expenses)	(3)	(16)	25	(50)
Net after-tax exchange gains (losses) (1)	$(54)	$19	$(122)	$(4)

As shown above, the "Total Exchange Gain (Loss)" is the sum of the "Subsidiary/Affiliate Monetary Position Gain (Loss)" and the "Hedging Program Gain (Loss)."

(1) The above Net after-tax exchange gains (losses) excludes gains (losses) attributable to discontinued operations of $(5) for the six months ended June 30, 2013.

Reconciliation of Base Income Tax Rate to Effective Income Tax Rate
Base income tax rate is defined as the effective income tax rate less the effect of exchange gains (losses), as defined above, significant items and non-operating pension/OPEB costs.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Income from continuing operations before income taxes	$1,440	$1,365	$3,242	$3,139
Add: Significant items - (benefit) charge (2)	(35)	91	(19)	126
Non-operating pension/OPEB costs	34	126	64	273
Less: Net exchange (losses) gains	(51)	35	(147)	46
Income from continuing operations before income taxes, significant items,
exchange gains (losses), and non-operating pension/OPEB costs	$1,490	$1,547	$3,434	$3,492

Provision for income taxes on continuing operations	$366	$335	$723	$722
Add: Tax benefits on significant items	(27)	13	(23)	68
Tax benefits on non-operating pension/OPEB costs	11	41	20	89
Tax benefits on exchange gains/losses	(3)	(16)	25	(50)
Provision for income taxes on operating earnings, excluding exchange gains (losses)	$347	$373	$745	$829

Effective income tax rate	25.4%	24.5%	22.3%	23.0%
Significant items effect and non-operating pension/OPEB costs effect	(1.1)%	0.1%	(0.4)%	1.8%
Tax rate, from continuing operations, before significant items and non-operating pension/OPEB costs	24.3%	24.6%	21.9%	24.8%
Exchange gains (losses) effect	(1.0)%	(0.5)%	(0.2)%	(1.1)%
Base income tax rate from continuing operations	23.3%	24.1%	21.7%	23.7%

(2) See Schedule B for detail of significant items.